Exhibit (j)(vi)

POWER OF ATTORNEY

The undersigned, being a director of The Guardian Insurance & Annuity Company, Inc. (“GIAC”), does hereby constitute and appoint each of Richard T. Potter, Jr., D. Scott Dolfi, and John H. Walter as his true and lawful attorneys and agents, and each of them, with full power to act without the others, is hereby authorized, empowered and directed to take all action necessary, on behalf of GIAC, in the capacity indicated above, in order to comply with the Securities Act of 1933, the Investment Company Act of 1940 and any other applicable federal laws, including the filing of a registration statement, any amendment to the registration statement and undertaking, any application for exemption from the Investment Company Act of 1940 and any or all amendments to the foregoing relating to

(1)	The variable universal life insurance policy bearing the ‘33 Act registration number of 333-148736 and marketed under the name Flexible Solutions Variable Universal Life and issued through Separate Account N of GIAC,

(2)	The variable universal life insurance policy bearing the ‘33 Act registration number of 333-126483 and marketed under the name Flexible Solutions Variable Universal Life and issued through Separate Account N of GIAC,

(3)	The variable universal life insurance policy bearing the ‘33 Act registration number of 333-35350 and marketed under the name Park Avenue Millennium Series-Survivorship Variable Universal Life and issued through Separate Account N of GIAC,

(4)	The variable life insurance policy bearing the ‘33 Act registration number of 333-32101 and marketed under the name Park Avenue Life and issued through Separate Account K of GIAC,

(5)	The variable life insurance policy bearing the ‘33 Act registration number of 33-83412 and marketed under the name Park Avenue Life and issued through Separate Account K of GIAC, and

(6)	The COLI variable universal life insurance policy marketed under the name Executive Benefit (sm) Variable Universal Life and issued through Separate Account N of GIAC as such attorneys and agents shall deem necessary or appropriate. The undersigned hereby ratifies and confirms his respective signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or similar copy of this original instrument shall be as effective as the original thereof.

I hereby further revoke any and all powers of attorney previously given by me with respect to said registration statement, provided that this revocation shall not affect the exercise of such power prior to the date hereof.

This power of attorney shall remain in full force and effect until the undersigned is no longer a director of GIAC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 2nd day of May, 2008.

/s/ Margaret W. Skinner
Margaret W. Skinner

Witness:	/s/ Suzan Nelson
Suzan Nelson